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                                  EXHIBIT 11

                     RITE AID CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
      YEARS ENDED FEBRUARY 27, 1999, FEBRUARY 28, 1998 AND MARCH 1, 1997

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In thousands of dollars except share and per share amounts                    1999          1998           1997
                                                                                       As Restated    As Restated
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Numerator for basic earnings per share:
Income before extraordinary loss                                         $    143,686  $     305,870  $    161,897
Extraordinary loss                                                                  -              -       (45,157)
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Net income                                                                    143,686        305,870       116,740
Cumulative dividends on preferred stock                                           793              -             -
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Net income available for common stockholders                             $    142,893  $     305,870  $    116,740
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Basic weighted average shares                                             258,499,000    250,638,000   184,422,000
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Basic earnings per share:
Income available for common stockholders before extraordinary loss       $       0.55  $        1.22  $       0.87
Extraordinary loss                                                                  -              -          (.24)
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Net income available for common stockholders                             $       0.55  $        1.22  $       0.63
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Numerator for diluted earnings per share:
Income available for common stockholders before extraordinary loss       $    142,893  $     305,870  $    161,897

Effect of dilutive securities:
6.75% zero coupon convertible subordinated notes (a)                                -          5,281         8,245
5.25 convertible subordinated notes (a)                                             -          9,920             -
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Income available for common stockholders before extraordinary loss
 assuming dilution                                                            142,893        321,071       170,142
Extraordinary loss                                                                  -              -       (45,157)
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Net income available for common stockholders assuming dilution           $    142,893  $     321,071  $    124,985
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Denominator for diluted earnings per share:
Basic weighted average shares                                             258,499,000    250,638,000   184,422,000
Effect of dilutive securities:
Employee stock options                                                      4,855,000      5,512,000     2,450,000
6.75% zero coupon convertible subordinated notes                                    -      7,034,000    11,886,000
5.25% convertible subordinated notes                                                -      8,450,000             -
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Dilutive potential common shares                                            4,855,000     20,996,000    14,336,000
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Diluted weighted average shares                                           263,354,000    271,634,000   198,758,000
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Diluted earnings per share:
Income available for common stockholders before extraordinary loss
 assuming dilution                                                       $       0.54  $        1.18  $       0.86
Extraordinary loss                                                                  -              -          (.23)
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Income available for common stockholders assuming dilution               $       0.54  $        1.18  $       0.63
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(a) shown net of income taxes which were calculated at the registrant's tax rate